AMENDMENT NO. 4 TO RIGHTS AGREEMENT ("Amendment No. 4"), between NATIONAL MEDIA CORPORATION, a Delaware corporation (the "Company"), and MELLON SECURITIES TRUST COMPANY, a New York Corporation, as Rights Agent (the "Rights Agent").

                            W I T N E S S E T H

     WHEREAS, on January 3, 1994, the Company and the Rights Agent entered into that certain Rights Agreement (as amended by Amendment No. 1 to Rights Agreement dated as of March 6, 1994, Amendment No. 2 to the Rights Agreement dated as of September 26, 1994 and Amendment No. 3 to the Rights Agreement dated as of September 30, 1994, (the "Rights Agreement"); and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, this Amendment No. 4 may be entered into by the Company and the Rights Agent without the approval of any holders of Rights.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     I. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended by adding to the second sentence thereof, after the words "or causing to be executed, the signature page thereof or (iv)" the following new language:

               "the execution, or consummation of the transactions contemplated by, that certain Securities Purchase Agreement by and among National Media Corporation, Safeguard Scientifics (Delaware) Inc. and the persons listed on Schedule 1 thereto, or (v) the execution, or consummation of the transactions contemplated by, those certain Securities Purchase Agreements by and among National Media Corporation and each of the persons listed on Exhibit A hereto, or (vi)"

     II. Section 3(a) of the Rights Agreement is hereby amended by adding new fifth and sentences thereof (to be inserted after language added by Amendment No. 3 to the Rights Agreement, dated as of September 30,
          1994) the following:

               "Notwithstanding the foregoing, no Distribution Date shall occur as a result of the execution, or consummation of the transactions contemplated by, that certain Securities Purchase Agreement by and among National Media Corporation, Safeguard Scientifics (Delaware) Inc. and the persons listed on Schedule 1 thereto. Notwithstanding the foregoing, No Distribution Date shall occur as a result of the execution, or consummation of the

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               transactions contemplated by, those certain Securities Purchase
               Agreements by and among National Media Corporation and each of the persons listed on Exhibit A hereto."

     III. Capitalized terms used but not defined in this Amendment No. 4 shall have the respective meanings ascribed thereto in the Rights Agreement.

     IV. Except as expressly amended by this Amendment No. 4, the Rights Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment No. 4.

     V. This Amendment No. 4 shall be governed and construed on the same basis as the Rights Agreement, as set forth therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to the Rights Agreement to be executed by their respective officers thereunto duly authorized as of November 30, 1994.


                            NATIONAL MEDIA CORPORATION


                            By:      /s/ Brian McAdams
                                     ------------------------------------------
                                     Name:  Brian McAdams
                                     Title: Chairman/Chief Executive Officer



                            MELLON SECURITIES TRUST COMPANY


                            By:      /s/ Emanuel Galfo
                                     ------------------------------------------
                                     Name:  Emanuel Galfo
                                     Title: Account Officer
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                                   EXHIBIT A




Name                                 Amount
- ----                                --------

Dave Bacharach                      $100,000
David Baxter                          50,000
Peter Brice                          100,000
Bank Cantrade (Peter Richner)        550,000
David Carman                         100,000
Craig Drake                          100,000
Tony Filiti                          100,000
Nedra Fischer                        300,000
William Goldstein                     50,000
Michelle Hallman                      20,000
Frederick Hammer                     100,000
Frits Hulsink                        100,000
Ton Ching Khoon                      200,000
Yolanda Levene                       100,000
Richard Maida                        100,000
Simon Olswang                        100,000
Steve Rosner                         500,000
Stanley Schneider                    100,000
Wolfgang Simon                       250,000
Arthur Spector                       100,000
Sylvester Stallone                   400,000
David Stein                          100,000
H. Dewey Yesner                      100,000
Jon W. Yoskin, II                     50,000